Exhibit 10(iii)(b)

                           As amended and restated effective September 21, 1998

       THE HSB GROUP, INC. DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN


1.   Purposes of the Plan.

     The purposes of The HSB Group, Inc. Directors Stock and Deferred Compensation Plan are: (a) to attract and retain persons of ability as directors of the Company; (b) to more closely align directors' interests with those of shareholders; and (c) to encourage the highest level of contribution by directors to the financial success of the Company by providing a significant portion of their compensation in the form of equity in the Company.


2.   Definitions.

     "Annual Award" shall mean the annual award made to a Director of Deferred Shares.

     "Board" shall mean the Board of Directors of the Company.

     "Cash Compensation" shall mean the total of the annual cash retainer and fees for attending and/or chairing any meeting of the Board or a committee of the Board payable to a Director for any Plan Year.

     "Change in Control" shall have occurred for purposes of this Plan if :

          (a) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five (25%) or more of the Company's then outstanding securities;

          (b) during any period within two (2) consecutive years there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of voting securities after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) the sale or other disposition of all or substantially all the Company assets.

     "Committee" shall mean the Governance Committee of the Board or any future committee of the Board performing similar functions.

     "Company" shall mean HSB Group, Inc.

     "Deferral Election" shall mean the election to defer receipt of Cash Compensation in accordance with Section 7.

     "Deferred Account" shall mean the account established and maintained for a Director under the Plan pursuant to an election made pursuant to Section 7.

     "Deferred Share" shall mean the right to receive the Fair Market Value of a share of Stock in the form of Stock subject to the conditions set forth in the Plan.

     "Director" shall mean a non-employee director of the Company.

     "Dividend Equivalent" shall mean an amount equal to the dividend that would have been paid with respect to a Deferred Share if such unit had constituted a share of Stock, duly issued and outstanding on the date a dividend is payable on the Stock.

     "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Stock as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Stock, for the next preceding date for which such a quotation is available. If shares of Company Stock are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee in its sole discretion.

     "Plan" shall mean The HSB Group, Inc. Directors Stock and Deferred Compensation Plan.

     "Plan Year" shall mean the calendar year.


     "Stock" shall mean the common stock of the Company.


3.   Administration of the Plan.

     The Plan shall be administered by the Committee as defined herein. The Committee is authorized to interpret the Plan and shall adopt guidelines for carrying out the Plan as it may deem appropriate. Decisions of the Committee shall be final, conclusive and binding upon all parties concerned, unless otherwise determined by the Board of Directors.


4.   Stock Subject to the Plan.

     Subject to the provisions of Section 11 of the Plan, the maximum number of shares of Stock which may be delivered to Directors under the Plan shall be 150,000. Any shares of Stock withheld to cover tax withholding shall be deemed to have not been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.


5.   Annual Awards

     Annual Awards shall be made in the form of Deferred Shares subject to the provisions of Article 6.


6.   Award of Deferred Shares.

     As of the last day of each Plan Year, an award of Deferred Shares shall be made to each Director in an amount equal to 825 multiplied by a fraction where the numerator is the number of full or partial months within such Plan Year that such individual served as a Director and the denominator is
     12. In the event that such Director's service on the Board terminates for any reason prior to the end of the Plan Year, as soon as practicable following such termination such Director's award will be determined in accordance with the formula in the preceding sentence but as of the date of such Director's termination.


7.   Election to Defer Receipt of Cash Compensation.

     (a) A Director shall have the right to make on an annual basis an election to defer payment of all, or a percentage of, the total Cash Compensation to be earned during the ensuing Plan Year (a "Deferral Election"). In order to make a Deferral Election pursuant to this
          Section 7, a Director shall deliver to the Corporate Secretary of the Company no later than the last business day prior to the commencement of the first Plan Year to which such election relates a written notice setting forth the percentage of Cash Compensation to be deferred and whether such cash should be (i) converted into Deferred Shares in accordance with subsection (b) below; or (ii) credited as cash to a Deferred Account maintained for such Director on the date such compensation would otherwise be paid. Individuals who become Directors during a Plan Year shall have thirty days following their election or appointment to make a Deferral Election for the remainder of the Plan Year. Any Deferral Election made pursuant to this Section 7 shall remain in effect for subsequent Plan Years until a new election form is delivered to the Corporate Secretary in accordance with this section.

     (b) As soon as practicable following the end of a Plan Year, each Director who made a Deferral Election in the form of Deferred Shares will be credited as of the last day of the Plan Year with the number of Deferred Share units, including fractional Deferred Share units, equal to the amount of the Cash Compensation, the payment of which has been deferred, divided by the Fair Market Value of shares of Stock on the date such compensation would otherwise have been paid. In the event that a Director's service on the Board terminates for any reason prior to the end of a Plan Year, the calculation referred to in the preceding sentence shall be made as soon as practicable following such Director's date of termination.


8. Dividend Equivalents Payable on Deferred Shares and Interest Paid on Deferred Cash Accounts.

     (a) Dividend Equivalents shall be credited on Deferred Shares held by Directors based upon dividends paid on shares of Stock between the date such Deferred Shares are credited to Directors and the date they are ultimately paid out in accordance with the Plan.

     (b)  Dividend Equivalents shall, at the election of the Director, be either
          (i) paid in the form of cash as soon as practicable following the end of a Plan Year; or (ii) converted into Deferred Shares following the end of a Plan Year based on the number of Deferred Shares credited to a Director's account as of the dividend record dates falling within such Plan Year multiplied by the Dividend Equivalent amount per share of Stock payable during such Plan Year divided by the Fair Market Value of Stock on the last day of the Plan Year.

     (c)  Dividend  Equivalents will be payable on Deferred Shares granted under
          Section 6 for the Plan Year for which a grant is made in accordance with subsections (a) and (b) above as though such Deferred Shares had been granted as of the first day of such Plan Year, provided however, such Dividend Equivalents shall not be credited to a Director until the Deferred Shares to which they relate are credited to the Director in accordance with Section 6.

     (d) Dividend Equivalents will be payable on Deferred Shares credited pursuant to a Deferral Election pursuant to Section 7 in accordance with subsections (a) and (b) above as though such Deferred Shares had been credited to a Director on the date the Cash Compensation to which the Deferral Election relates would otherwise have been paid, provided however, such Dividend Equivalents shall not be credited to a Director's account until the Deferred Shares to which they relate are credited to the Director in accordance with Section 7.

     (e) At the end of each Plan Year, and at the time of payment of any amounts held in a Deferred Account, interest at the rate of 8.5% shall be credited to each Deferred Account on the average daily balance held in such accounts for the preceding Plan Year or portion thereof.


9.   Time and Form of Payment.

     (a) Payment in settlement of Deferred Shares and any amounts held in a Deferred Account will commence as soon as practicable after the date the Director ceases to be a member of the Board, unless, with respect to amounts held in a Deferred Account, a Director has specified an alternate date in his or her Deferral Election.

     (b) Payment in settlement of Deferred Shares and any amounts held in a Deferred Account will be made in a lump sum or, if elected by a Director at least one year prior to the date such Director ceases to be a member of the Board, in a specified number (not to exceed ten) of annual installments. Such election may be modified or revoked by the Director, provided that no such modification or revocation will be given effect unless it is made prior to the date specified in the preceding sentence.

     (c) Amounts held in a Deferred Account in the form of cash shall be paid out in cash and Deferred Shares held by a Director shall be paid in an equivalent number of shares of Stock.


     (d) Whenever a fractional share would otherwise be required to be issued in accordance with the terms of this Section 9, the Fair Market Value of such fractional share shall be paid in cash.


10.  Payment in the Event of Death.

     (a) In the event of a Director's death, payment of amounts credited to such Director's Deferred Account shall be paid in cash and payment of Deferred Shares shall be made in shares of Stock, except for any fractional share the Fair Market Value of which shall be paid in cash.

     (b) Payment shall be made as soon as practicable following the death of the Director in a single lump sum to the beneficiary designated in writing by the Director, of if no designation was made, to the person legally entitled thereto, as designated under the will of the Director, or to such heir or heirs as determined under the laws of intestacy of the Director's domicile.


11.  Adjustments in the Event of Change in Common Stock of the Company.

     In the event that there is any change in the Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization, appropriate adjustment shall be made in the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property credited to the Directors under the Plan, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons.


12.  Change in Control.

     In the event of a Change in Control, the following shall occur on the date thereof (the "Change in Control Date"): (i) the last day of the then current Plan Year shall be deemed to occur on the Change in Control Date;
     (ii) pursuant to Sections 5, 6, and 7, Directors shall be credited with Deferred Shares, as if for this purpose Directors' service as Directors ceased on the Change in Control Date; (iii) Dividend Equivalents on Deferred Shares, including those credited under clause (ii), and interest on any Deferred Accounts shall be credited in accordance with Section 8; and (iv) the Company shall pay a lump sum cash payment in settlement of the amount of cash credited to each Director's Deferred Account and the number of Deferred Shares then credited to such Director, including cash and Deferred Shares credited pursuant to clauses (ii) and (iii) above. For purposes of the preceding sentence, the amount of cash delivered in payment of Deferred Shares shall equal such units multiplied by the greater of (i) the highest Fair Market Value per share of Stock at any time during the 60-day period preceding the Change in Control and (ii) if applicable, the price of a share of Stock which is paid or offered to be paid, by any person or entity, in connection with the transaction constituting the Change in Control.


13.  Rights with respect to Deferred Shares.

     Except to the extent otherwise set forth in the Plan, Directors shall not have any of the rights of a shareholder with respect to the Deferred Shares credited to them.


14.  General Restrictions.

     (a) No shares of Stock shall be issued under the Plan prior to compliance by the Company, to the satisfaction of its counsel, with any applicable law. The Company shall not be obligated to, but may in its discretion, take any action under applicable federal or state law (including registration or qualification of the Plan or the Stock) necessary for compliance therewith in order to permit the issuance of shares hereunder.

     (b) The Company may impose such restrictions on the sale or other disposition of shares of Stock issued under the Plan as it deems necessary to comply with applicable securities laws.


15.  Withholding.

     The Company may defer making payment or delivery of shares of Stock under the Plan until satisfactory arrangements have been made for the payment of any Federal, state or local income taxes required to be withheld with respect to such payment or delivery, including without limitation by the withholding of shares that would otherwise be so delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by a Director.


16.  No Right to Nomination for Reelection.

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.


17.  Amendment and Termination of the Plan.

     The Board may at any time amend or terminate the Plan, in whole or in part, however, no amendment or termination shall without the written consent of a Director, reduce the Director's rights with respect to awards previously granted hereunder or any fees previously earned the payment of which has been deferred pursuant to the terms of the Plan.


18.  Governing Law.

     The Plan and all actions taken thereunder shall be construed in accordance with and governed by the laws of the State of Connecticut.